UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 4, 2009, the State of New York by Attorney General Andrew Cuomo filed a lawsuit against Intel in the United States District Court for the District of Delaware.  The lawsuit alleges that Intel has violated the federal antitrust laws, the New York Donnelly Act (N.Y. Gen. Bus. Law § 340 et seq.), and § 63(12) of the New York Executive Law.  The lawsuit alleges that Intel has engaged in a worldwide campaign of illegal, exclusionary conduct to maintain Intel’s alleged monopoly power and prices in the market for x86 microprocessors.  The lawsuit seeks unspecified damages in an amount to be proven at trial, trebled as provided for by law, restitution, disgorgement, an injunction to prevent further alleged unlawful acts, $1,000,000 for each violation of the Donnelly Act proven by the plaintiff, and attorneys’ fees and costs.  Intel strongly disagrees with the plaintiff’s allegations and claims, and intends to conduct a vigorous defense of the lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: November 5, 2009	Cary I. Klafter Corporate Secretary